Exhibit 10.6

STOCKHOLDERS’ AGREEMENT

OF

CUMULUS MEDIA INC.

dated as of September 16, 2011

TABLE OF CONTENTS

(continued)

ii

THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”) is entered as of September 16, 2011, among CUMULUS MEDIA INC., a Delaware corporation (the “Company”); BA Capital Company, L.P. and Banc of America Capital Investors SBIC, L.P. (together, the “BofA Stockholders”); Blackstone FC Communications Partners L.P., (“Blackstone”); Lewis W. Dickey, Jr., John W. Dickey, David W. Dickey, Michael W. Dickey, Lewis W. Dickey, Sr. and DBBC, L.L.C. (collectively, the “Dickey Group Stockholders”); Crestview Radio Investors, LLC (the “Crestview Stockholder”); MIHI LLC (the “Macquarie Stockholder”); UBS Securities LLC (the “UBS Stockholder”); and any Person who becomes a party hereto pursuant to Section 3.1 (each of the foregoing, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, contemporaneously with the execution of this Agreement, the Company has issued and sold to the Crestview Stockholder, and the Crestview Stockholder has purchased from the Company, as an investment in the Company, shares of Class A Common Stock, par value $0.01 per share, of the Company (“Class A Common Stock”);

WHEREAS, contemporaneously with the execution of this Agreement, the Company has issued to the Crestview Stockholder warrants to purchase shares of Class A Common Stock in accordance with the terms set forth in the Class A Common Stock Purchase Warrant, dated as of the date hereof, issued by the Company to the Crestview Stockholder (“Crestview Class A Warrants”);

WHEREAS, contemporaneously with the execution of this Agreement, the Company also has issued and sold to the UBS Stockholder, and the UBS Stockholder has purchased from the Company, as an investment in the Company, warrants to purchase shares of Class A Common Stock in accordance with the terms set forth in the Warrant Agreement, dated as of the date hereof, between the Company and the warrant agent thereunder (the “UBS Class A Warrants”);

WHEREAS, contemporaneously with the execution of this Agreement, the Company has issued and sold to the Macquarie Stockholder, and the Macquarie Stockholder has purchased from the Company, as an investment in the Company, shares of Series A Preferred Stock, par value $0.01 per share, of the Company (“Company Straight Preferred”);

WHEREAS, after giving effect to the transactions consummated on the date hereof, the Stockholders own the equity securities of the Company in the respective amounts indicated for each Stockholder (and for the Blackstone Group Stockholders) on Schedule A attached to this Agreement; and

WHEREAS, contemporaneously with the execution of this Agreement, all of the Stockholders, on the one hand, and the Company, on the other, are terminating certain existing voting and shareholder agreements to which the Company and such Stockholders are parties.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the Company and each Stockholder agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person.

“Agreement” has the meaning assigned to such term in the preamble.

“beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of Common Stock or other Equity Securities of the Company shall be calculated in accordance with the provisions of such rule. For the avoidance of doubt, no Person shall be deemed to beneficially own any security solely as a result of such Person’s execution of this Agreement.

“Blackstone” has the meaning assigned to such term in the preamble.

“Blackstone Group Stockholders” means, collectively, Blackstone, Blackstone FC Capital Partners IV, L.P., Blackstone FC Capital Partners IV-A L.P., Blackstone Family FCC L.L.C., Blackstone Participation FCC L.L.C. and Blackstone Communications FCC L.L.C.

“BofA Stockholders” has the meaning assigned to such term in the preamble.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City.

“Bylaws” means the Bylaws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Charter” means the Third Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time.

“Class A Common Stock” has the meaning assigned to such term in the recitals.

“Class A Warrants” means the Crestview Class A Warrants and the UBS Class A Warrants.

“Class B Common Stock” means the Class B Common Stock, par value $0.01 per share, of the Company.

“Class C Common Stock” means the Class C Common Stock, par value $0.01 per share, of the Company.

“Closing” means the closing of the transactions contemplated by the Investment Agreement.

“Common Stock” means, collectively, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Communications Act” means the Communications Act of 1934.

“Company” has the meaning assigned to such term in the preamble.

“Company Straight Preferred” has the meaning assigned to such term in the recitals.

“Competing Entity” means each of Clear Channel Communications, Inc., Entercom Communications Corp. or any Person that is controlled, directly or indirectly, by either Clear Channel Communications, Inc. or Entercom Communications Corp.

“Control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Claims” has the meaning set forth in Section 4.19.

“Crestview Class A Warrants” has the meaning assigned to such term in the recitals.

“Crestview Stockholder” has the meaning assigned to such term in the preamble.

“Dickey Group Stockholders” has the meaning assigned to such term in the preamble.

“Director” means any member of the Board.

“Equity Securities” means any and all shares of Common Stock or other equity securities of the Company, securities of the Company convertible into, or exchangeable or exercisable for (whether presently convertible, exchangeable or exercisable or not), such shares, and options, warrants or other rights (whether presently convertible, exchangeable or exercisable or not) to acquire such shares of Common Stock or other equity securities of the Company, other than shares of Company Straight Preferred.

“Equity Trading Business” has the meaning assigned to such term in Section 4.4.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Exchange Agreement” means that certain Exchange Agreement, dated as of January 31, 2011, by and among the Company, the Blackstone Group Stockholders, and the other parties signatory thereto.

“Excluded Transfers” means (i) Transfers to any Affiliate, including any Affiliate of such Stockholder’s ultimate parent entity, so long as such Affiliate agrees to be bound in writing to the terms of this Agreement (if not already bound hereby) to the same extent as the Transferring Stockholder (or Blackstone Group Stockholder) is bound hereunder prior to giving effect to such Transfer; (ii) (A) Transfers in a bona fide public offering (including any sale under a registration statement filed pursuant to the Registration Rights Agreements) or (B) Transfers to a broker-dealer in a block sale (including any sale pursuant to the Registration Rights Agreements); (iii) Transfers to a mutual fund which, to the knowledge of the Stockholder effecting the Transfer, typically makes investments in Persons in the ordinary course of its business for investment purposes only and not with the purpose or effect of changing or influencing the control of such Persons and that, to the knowledge of such Stockholder, has not filed in the three (3) years immediately preceding the date of the proposed Transfer a Statement on Schedule 13D with respect to any Voting Securities; and (iv) Transfers pursuant to any merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or change of control pursuant to which voting securities would be acquired or received by the Company or any other Person; provided, however, that a majority of the disinterested members of the Board has approved such transaction or proposed transaction and recommended it to the stockholders of Company (and has not withdrawn such recommendation).

“Existing Stockholder Agreements” means, collectively, each of the Voting Agreement, dated as of June 30, 1998, among the Company, BA Capital Company, L.P., and the other stockholders of the Company party thereto; the Shareholder Agreement, dated as of March 28, 2002, between the Company and Banc of America Capital Investors SBIC, L.P.; the Voting Agreement, dated as of January 6, 2009, among the Company and the stockholders of the Company party thereto; the Voting Agreement, dated as of January 31, 2011, among Blackstone, as Sellers’ Representative thereunder, and the Dickey Group Stockholders; and the Voting Agreement and consent, dated as of January 31, 2011, among Blackstone, as Sellers’ Representative thereunder, and the BofA Stockholders.

“FCC” means the Federal Communications Commission.

“FCC Regulations” means the rules, regulations, published decisions, published orders, and policies promulgated by the FCC and in effect from time to time.

“Going-Private Transaction” means either (a) a Rule 13e-3 transaction, as such term is defined in Rule 13e-3 of the Exchange Act, or any successor to such rule, with respect to the Company to which such Rule 13e-3 applies or (b) regardless of whether Rule 13e-3 applies to a transaction, any transaction or series of transactions involving (i) a “purchase” (as such term is defined in Rule 13e-3 of the Exchange Act) of any Equity Security by a Significant Stockholder or a member of its Restricted Group, (ii) a tender offer for or request or invitation for tenders of an Equity Security by a Significant Stockholder or a member of its Restricted Group, or (iii) a solicitation subject to Regulation 14A of the Exchange Act by a Significant Stockholder or a member of its Restricted Group of any proxy, consent or authorization of, or a distribution subject to Regulation 14C of the Exchange Act of an information statement to, any Equity Security holder of the Company by a Significant Stockholder or a member of its Restricted Group in connection with (x) a merger, consolidation, reclassification, recapitalization, reorganization or similar corporate transaction of the Company or between the Company (or its Subsidiaries) and a Significant Stockholder or a member of its Restricted Group, (y) a sale of substantially all of the assets of the Company to a Significant Stockholder or a member of its Restricted Group, or (z) a reverse stock split of any class of Equity Securities involving the purchase of fractional interests, which in the case of such clause (i), (ii) or (iii), has either a reasonable likelihood or a purpose of the Significant Stockholder (together with any other member of its Restricted Group) obtaining beneficial ownership of 85% or more of the Voting Securities.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Independent Director” means a Director who would qualify as an “Independent Director” pursuant to the listing standards of the corporate governance rules for The NASDAQ Stock Market.

“Information” means all confidential information about the Company or any of its Subsidiaries that is or has been furnished to any Stockholder or any of its Representatives by or on behalf of the Company or any of its Subsidiaries, or any of their respective Representatives (whether written or oral or in electronic or other form and whether prepared by the Company or any of its Subsidiaries or their respective Representatives), together with that portion of all written or electronically stored documentation prepared by such Stockholder or its Representatives based on or reflecting, in whole or in part, such information; provided, however, that the term “Information” shall not include any information that (i) is or becomes generally available to the public through no action or omission by such Stockholder or its Representatives in violation of this Agreement, (ii) is or becomes available to such Stockholder on a non-confidential basis from a source, other than the Company or any of its Subsidiaries, or any of their respective Representatives, that to such Stockholder’s knowledge, after reasonable inquiry, is not prohibited from disclosing to such Stockholder by a contractual, legal or fiduciary obligation or (iii) is independently developed by a Stockholder or its Representatives or Affiliates without use of any Information.

“Institutional Director” has the meaning assigned to such term in Section 4.20(a).

“Institutional Stockholders” has the meaning assigned to such term in Section 4.20(a).

“Investment Agreement” means that certain Amended and Restated Investment Agreement, dated as of April 22, 2011, by and among the Company, the Crestview Stockholder, the Macquarie Stockholder and the UBS Stockholder

“Law” means the law of any jurisdiction, whether international, multilateral, multinational, national, federal, state, provincial, local or common law, or an order, act, statute, ordinance, regulation, rule, extension order or code promulgated by a governmental authority (including any department, court, agency or official, or non-governmental self-regulatory organization, agency or authority and any political subdivision or instrumentality thereof).

“Macquarie Stockholder” has the meaning assigned to such term in the preamble.

“Observer” has the meaning assigned to such term in Section 2.3.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

“Registration Rights Agreements” means, together, the Registration Rights Agreement, dated as of the date hereof, among the Company and the other Persons party thereto, and the Registration Rights Agreement, dated as of August 1, 2011, among the Company, the Blackstone Group Stockholders, the BofA Stockholders, the Dickey Group Stockholders and the other Persons party thereto.

“Representatives” means with respect to any Person, any of such Person’s, or its Affiliates’, directors, officers, employees, general partners, Affiliates, direct or indirect shareholders, members or limited partners, attorneys, accountants, financial and other advisers, and other agents and representatives, including, in the case of any Stockholder, any designee nominated for election to the Board or a committee thereof by such Stockholder.

“Restricted Group” means, with respect to any Stockholder, (a) such Stockholder, (b) any Affiliate of such Stockholder (other than any portfolio company), and (c) any Group (that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act with respect to securities of the Company) of which such Stockholder or its Affiliate (other than any portfolio company) is a member.

“Sale of the Company” means, in any one or more related transactions, a merger (other than a merger solely for the purpose of forming a holding company with no change in indirect ownership or to effect a change in the Company’s state of incorporation), business combination or sale of all or substantially all of the Company’s assets, in each case, as a result of which the Directors immediately prior to such transaction do not represent a majority of the Board immediately following the consummation of such transaction (or series of transactions), or the stockholders of the Company immediately prior to such transaction do not, immediately following the consummation of such transaction (or series of transactions), continue to own equity securities representing more than 50% of the vote and of the equity of the Company, of the ultimate controlling Person (in the case of a merger or business combination) or Person succeeding to ownership of all or substantially all of the Company’s assets (in the case of a sale of assets).

“Secondary Indemnitors” has the meaning assigned to such term in Section 4.19.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Significant Stockholders” means each Stockholder who, together with its controlled Affiliates, beneficially owns fifteen percent (15%) or more of the Company’s outstanding

Common Stock (including, for the avoidance of doubt, Common Stock for which any Class A Warrants held by it or its controlled Affiliates are exercisable).

“Specified Indemnitee” has the meaning set forth in Section 4.19.

“Stockholder” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, or a majority of the economic interests in such Person’s equity, are owned by such Person, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such Person is the record or beneficial owner, directly or indirectly, of a majority of the voting or equity interests or of which such Person is the general partner or managing member.

“Transfer” means, directly or indirectly, to sell, transfer, assign, hypothecate or similarly dispose of (by merger, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to, the sale, transfer, assignment, hypothecation or similar disposition of (by merger, operation of law or otherwise), any shares of Equity Securities beneficially owned by a Person.

“Transferee” means any Person to whom any Stockholder or any transferee thereof Transfers Equity Securities in accordance with the terms hereof.

“UBS Class A Warrants” has the meaning assigned to such term in the recitals.

“UBS Stockholder” has the meaning assigned to such term in the preamble.

“Voting Securities” means at any time the then-issued and outstanding Common Stock and any other securities of the Company of any kind or class having power generally to vote for the election of Directors.

SECTION 1.2. Other Definitional Provisions. Unless otherwise expressly provided, for the purposes of this Agreement, the following rules of interpretation shall apply:

(a) When a reference is made in this Agreement to an article or a section, paragraph, exhibit or schedule, such reference will be to an article or a section, paragraph, exhibit or schedule hereof unless otherwise clearly indicated to the contrary.

(b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”

(c) The words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) The meaning assigned to each term defined herein will be equally applicable to both the singular and the plural forms of such term, and words denoting any gender will include all genders. Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning.

(e) A reference to any period of days will be deemed to be to the relevant number of calendar days, unless otherwise specified.

(f) The word “dollars” and symbol “$” mean U.S. dollars.

(g) References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.2(g) is intended to authorize any assignment or Transfer not otherwise permitted by this Agreement.

(h) The word “or” shall be disjunctive but not exclusive.

(i) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions hereof.

(j) Any statute or rule defined or referred to herein or in any agreement or instrument that is referred to herein means such statute or rule as from time to time amended, modified or supplemented, including by succession of comparable successor statutes or rules and references to all attachments thereto and instruments incorporated therein.

ARTICLE II

CORPORATE GOVERNANCE

SECTION 2.1. Board of Directors Matters.

(a) Board Size. Effective as of the Closing, in accordance with Section 3.2 of the Bylaws, the size of the Board has been fixed at seven (7) Directors, and the two vacancies on the Board created thereby have been filled by the Board with Jeffrey Marcus and Arthur J. Reimers, each having been designated by the Crestview Stockholder.

(b) Nomination of Directors. Subject to Section 2.1(e), each Stockholder agrees with the Company that it shall: (i) appear in person or by proxy at each annual meeting or special meeting of the stockholders of the Company at which Directors are to be elected for the purposes of obtaining a quorum; (ii) at each such stockholders’ meeting, vote, in person or by proxy, all of the Voting Securities now owned or hereafter acquired by it in favor of election of the following designees nominated for election to the Board pursuant to this Section 2.1(b) and in accordance with the Bylaws and the nomination procedures of the Company; and (iii) in any action by written consent of the holders of Voting Securities for the purpose of electing Directors, consent to election of the following designees nominated for election to the Board pursuant to this Section 2.1(b) and in accordance with the Bylaws and the nomination procedures of the Company:

(i) two (2) Persons designated as nominees for election to the Board by the Crestview Stockholder;

(ii) one (1) Person designated as nominee for election to the Board by the BofA Stockholders;

(iii) one (1) Person designated as nominee for election to the Board by Blackstone;

(iv) one (1) Person designated as nominee for election to the Board by the Dickey Group Stockholders; and

(v) two (2) other Persons nominated for election to the Board by the Board, each of whom shall qualify as an Independent Director (both with respect to the Company and each Stockholder).

The rights of the Stockholders to designate nominees for election to the Board as set forth in this Section 2.1(b) are personal to each Stockholder and may not be exercised by any Transferee, except that in the event a Stockholder no longer holds any Common Stock but its Affiliates continue to hold Common Stock transferred by such Stockholder to such Affiliates (whether directly or by Transfers through other Affiliates of such Stockholder), and such rights have not been terminated pursuant to Section 2.1(e), the rights of such Stockholder may be exercised by the Affiliates of such Stockholder to which such Common Stock was Transferred.

(c) Lead Director. Effective as of the Closing, Jeffrey Marcus has been appointed by the Independent Directors of the Company to serve as the lead director of the Board. For so long as the Crestview Stockholder is the largest stockholder of the Company, the Crestview Stockholder will have the right to have one of its designees who is nominated and elected to the Board appointed by the Independent Directors to serve as the lead director of the Board. In the event that a vacancy is created at any time by the death, disability, resignation or removal of the Person serving as lead director of the Board, the Stockholders shall use their reasonable best efforts to cause the Independent Directors to approve any such other designee of the Crestview Stockholder who is nominated and elected to the Board to serve as the lead director of the Board. Any such designee must qualify as an Independent Director.

(d) Removal and Replacement; Vacancies.

(i) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any Director nominated for election to the Board pursuant to Section 2.1(b), the Company, by action of the remaining Directors, shall, and the Stockholders agree with the Company to use their reasonable best efforts to cause the remaining Directors, to fill the vacancy created thereby with a replacement nominee designated by the Stockholder who had designated such Director for nomination pursuant to Section 2.1(b) as promptly as practicable. If such vacant position had been held by a Person nominated under Section 2.1(b)(v), then the vacancy shall be filled by action of the majority of the Board.

(ii) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any Director nominated for election to the Board pursuant to Section 2.1(b) and the remaining Directors have not caused the vacancy created thereby to be filled pursuant to Section 2.1(d)(i) by a new designee of the appropriate Person promptly after the Stockholders have been notified of such vacancy, then in such case the Company shall take all such actions as and when requested by the Stockholder who is entitled, pursuant to Section 2.1(b) to designate a Person to fill such vacancy (the “Designating Stockholder”), and each other Stockholder hereby agrees with the Company to vote, or act by written consent with respect to, all Voting Securities beneficially owned by it to act to fill the vacancy with a Person designated as a replacement by the Designating Stockholder in accordance with Section 2.1(b). Upon the written request of any Person having rights under Section 2.1(b), each other Stockholder agrees with the Company to vote, or act by written consent with respect to, all Voting Securities beneficially owned by it to, remove any Director nominated by such Person for election to the Board pursuant to Section 2.1(b) and to elect any replacement Director designated for nomination by such Person pursuant to this Section 2.1(d).

(iii) Subject to Section 2.1(e), unless otherwise requested in writing by the Person entitled to nominate such Person for election to the Board under Section 2.1(b), no other Stockholder shall take any action to cause the removal of any Directors nominated by such Person for election to the Board pursuant to Section 2.1(b).

(iv) Any vacancy on the Board that results from the termination of rights of nomination pursuant to Section 2.1(e) may be filled by action of a majority of the Board, in accordance with the Bylaws and applicable nomination procedures of the Company.

(e) Termination of Rights of Nomination. Notwithstanding anything in Section 2.1(b) to the contrary:

(i) in the case of the Dickey Group Stockholders, upon the earlier of (A) such time as the Dickey Group Stockholders and their Affiliates cease to beneficially own, collectively, at least fifty percent (50%) of the number of shares of Common Stock they collectively beneficially own immediately following the Closing; and (B) the date, if any, on which the Dickey Group Stockholders or their Affiliates acquire beneficial ownership of, collectively, more than ten percent (10%) of the outstanding equity of any Competing Entity, then the Dickey Group Stockholders shall cease to have the right to designate any nominee for election to the Board pursuant to Section 2.1(b).

(ii) in the case of the BofA Stockholders, upon the earlier of (A) such time as the BofA Stockholders and their Affiliates, collectively, cease to beneficially own, collectively, at least fifty percent (50%) of the number of shares of Common Stock they beneficially own immediately following the Closing; and (B) the date, if any, on which the BofA Stockholders or their Affiliates acquire beneficial ownership of, collectively, more than ten percent (10%) of the outstanding equity of any Competing Entity, then the BofA Stockholders shall cease to have the right to designate any nominee for election to the Board pursuant to Section 2.1(b).

(iii) in the case of the Crestview Stockholder:

(A) upon such time as the Crestview Stockholder and its Affiliates, collectively, cease to beneficially own 38,882,488 shares of Class A

Common Stock, as such number may be proportionately adjusted for stock splits, reverse stock splits and the like after the date of this Agreement, the Crestview Stockholder shall cease to have the right to designate two individuals as nominees for election to the Board pursuant to Section 2.1(b)(i) and shall only have the right to designate one nominee for election to the Board pursuant to Section 2.1(b)(i), subject to Section 2.1(e)(iii)(B) below; and

(B) upon the earlier of (x) such time as Crestview Stockholder and its Affiliates, collectively, ceases to beneficially own at least 25,921,659 shares of Class A Common Stock, as such number may be proportionately adjusted for stock splits, reverse stock splits and the like after the date of this Agreement, and (y) the date, if any, on which the Crestview Stockholder or its Affiliates acquire beneficial ownership of, collectively, more than ten percent (10%) of the outstanding equity of any Competing Entity, the Crestview Stockholder shall cease to have the right to designate any nominee for election to the Board pursuant to Section 2.1(b)(i).

(iv) in the case of Blackstone, upon the earlier of (A) the day immediately prior to the date Directors who are to be elected at the fourth annual meeting of Company’s stockholders held following January 31, 2011 are nominated for such election and (B) such time as the Blackstone Group Stockholders or their respective Affiliates, collectively, cease to beneficially own at least fifty percent (50%) of the number of shares of Class A Common Stock received by the Blackstone Group Stockholders at the closing on August 1, 2011 of the acquisition provided for in the Exchange Agreement, Blackstone shall cease to have the right to designate any nominee for election to the Board pursuant to Section 2.1(b).

(f) Compliance with the Communications Act and FCC Regulations. Notwithstanding any statement in this Section 2.1 to the contrary, all rights of nomination for Directors set forth in this Section 2.1 shall be subject to compliance with the Communications Act and FCC Regulations, including any restrictions or conditions that may be imposed by any decision or order of the FCC.

SECTION 2.2. Company Cooperation. The Company shall take such action as may be required under applicable Law and the Bylaws (subject to such vote of the Board as may be required) (i) to cause the Board to consist of the number of Directors specified in Section 2.1(a) and (ii) to cause one of the Directors designated by the Crestview Stockholder to be appointed and serve as the lead director of the Board in accordance with Section 2.1(c). The Company agrees to include in the slate of nominees to be voted upon by stockholders of the Company the Persons designated for nomination to the Board in accordance with Section 2.1(b).

SECTION 2.3. Board Observation Rights. So long as the Macquarie Stockholder and its Affiliates, collectively, continue to beneficially own at least $45.0 million of Company Straight Preferred (valued at liquidation value, without regard to the actual current market value thereof), the Macquarie Stockholder shall be entitled to designate one (1) individual as a non-voting Board observer (the “Observer”). The Company shall provide to the Observer, concurrently with the Directors and in the same manner, notice of such meetings and a copy of all materials provided to Directors generally; provided, however, that (i) the Observer shall not have the right to vote or participate in Board decisions and (ii) the Board, by majority vote, shall be entitled to exclude the Observer from portions of any Board meeting and to cause portions of any Board materials delivered to the Observer to be redacted where and to the extent that the Board determines that exclusion is reasonably necessary to preserve attorney-client privilege or otherwise comply with applicable Law; provided, further, that, for the avoidance of doubt, the Observer shall be subject to the confidentiality obligations set forth in Section 4.3 hereof and the Macquarie Stockholder shall be responsible for the Observer’s compliance therewith.

SECTION 2.4. Affiliate Transactions. Subject to Section 4.4, and except for such transactions as are contemplated by agreements to which the Company is a party on the date hereof or to be entered into on the date hereof, any transaction between the Company or any Subsidiary of the Company, on the one hand, and a Stockholder or any Affiliate of such Stockholder, on the other, shall require the approval of a majority of the disinterested members of the Board.

ARTICLE III

TRANSFERS; RESTRICTIONS

SECTION 3.1. Rights and Obligations of Transferees.

(a) No Stockholder shall Transfer any Equity Securities, except in compliance with the Securities Act, the Charter, any applicable state or foreign securities Laws, and this Agreement, or if such Transfer would violate the Communications Act or FCC Regulations and such Stockholder has been so advised by the Company. Without limiting the generality of the foregoing, no such Transfer shall be made or recognized in the books and records of the Company if such Transfer would result in a violation of the Communications Act or FCC Regulations. If a Transfer requires approval of the FCC under the Communications Act or FCC Regulations, such Transfer will not be recognized until such approval is obtained. Any Transfers in violation of this Agreement shall be null and void and the Company shall not in any way give effect to any such impermissible Transfer. Prior to the consummation of a Transfer by any Stockholder (or any Blackstone Group Stockholder) described in clause (i) of the definition of Excluded Transfers, as a condition thereto, the applicable Transferee shall agree in writing to be bound by the terms of this Agreement (if not already bound hereby) to the same extent as the Transferring Stockholder (or Blackstone Group Stockholder) is bound hereunder prior to giving effect to such Transfer. Blackstone hereby covenants and agrees with the Company to cause the other Blackstone Group Stockholders to comply with the provisions of this Section 3.1(a).

(b) For the avoidance of doubt, except as set forth in Section 4.7(b), restrictions on Transfer of shares of Company Straight Preferred shall be solely as set forth in the Certificate of Designations therefor.

SECTION 3.2. Standstill Agreement.

(a) Prior to the seven (7) year anniversary of the Closing, without the prior written consent of the Company, except (i) by way of stock dividend, stock split, reorganization,

recapitalization, merger, consolidation or other like distributions made to holders of Equity Securities generally or (ii) pursuant to the terms of any stock option, stock purchase or other similar plans for Directors, if any, each Significant Stockholder (so long as it is a Significant Stockholder) covenants and agrees that such Significant Stockholder shall not, and shall not permit any other member of its Restricted Group to, directly or indirectly, acquire, agree to acquire or make a proposal to acquire (or publicly announce or otherwise disclose an intention to propose to acquire) or offer to acquire, by purchase or otherwise, beneficial ownership of any Equity Securities not beneficially owned by them immediately following the Closing.

(b) Notwithstanding anything in Section 3.2(a) to the contrary, the Crestview Stockholder will be permitted to (i) exercise the Crestview Class A Warrants and (ii) subject to the last sentence in this Section 3.2(b), directly or indirectly, acquire, agree to acquire or make a proposal to acquire (or publicly announce or otherwise disclose an intention to propose to acquire) beneficial ownership of a number of shares that would not cause the Crestview Stockholder to beneficially own more than 64,804,148 shares of Common Stock, as such number may be proportionately adjusted for stock splits, reverse stock splits and the like after the date of this Agreement. With respect to any shares of Common Stock beneficially owned by the Crestview Stockholder or its Affiliates in excess of 51,843,318 shares of Common Stock, such shares, in any matters submitted for the vote or consent of holders of the Company’s Common Stock, shall be voted (or consents executed in respect thereof) by the Crestview Stockholder and its Affiliates, as applicable, in accordance with the recommendation of, or at the direction of, the Board (with each Director who was nominated for election to the Board as a designee of the Crestview Stockholder recusing himself from such direction).

(c) Notwithstanding anything in this Section 3.2 to the contrary, a Significant Stockholder or any member of its Restricted Group shall not be prohibited from making a confidential proposal to the Board to acquire additional Equity Securities if the Board (i) determines to effect, or to solicit proposals to effect, a Sale of the Company, or (ii) causes the Company to enter into a definitive agreement providing for the Sale of the Company.

SECTION 3.3. Going Private Transactions. Prior to the seven (7) year anniversary of the Closing, without the prior written consent of the Company, no Significant Stockholder (so long as it is a Significant Stockholder) will, or will permit any other member of its Restricted Group to, make any public announcement with respect to, or submit a proposal for, or offer in respect of (with or without conditions) any transaction or series of transactions that would constitute or result in a Going-Private Transaction, unless such Going-Private Transaction: (a) which is not a tender or exchange offer made by any member of such Significant Stockholder’s Restricted Group, is (i) approved by the Board and determined by the Board to be fair to the stockholders of the Company who are not members of such Significant Stockholder’s Restricted Group, in each case with the approval of a majority of the disinterested members of the Board, and (ii) approved by a majority of the outstanding Voting Securities not beneficially owned by members of such Significant Stockholder’s Restricted Group; or (b) which is a tender or exchange offer made by a member of such Significant Stockholder’s Restricted Group and is contingent upon (i) the acquisition of a majority of the outstanding shares of Common Stock not beneficially owned by members of such Significant Stockholder’s Restricted Group, and accompanied by an undertaking that such member of such Significant Stockholder’s Restricted Group shall acquire all of the shares of Common Stock, if any, that remain outstanding after the completion of such tender or exchange offer in a merger at the same price per share paid in such tender or exchange offer and (ii) the disinterested members of the Board, being authorized on behalf of the full Board to take and disclose a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act with respect to such tender or exchange offer, not recommending that holders of shares of Common Stock refrain from tendering their shares of Common Stock in such tender or exchange offer. To the extent the Company releases any other stockholder of the Company (other than the Macquarie Stockholder or the UBS Stockholder, if they are Significant Stockholders) from restrictions of the type described in this Section 3.3, then the Crestview Stockholder will also be released from the restrictions in this Section 3.3.

SECTION 3.4. Lock-Up Agreement. During the eighteen (18) month period after the Closing, the Crestview Stockholder agrees that it will not Transfer any Equity Securities without the prior written consent of the Company. Notwithstanding the foregoing, the Crestview Stockholder shall be permitted to Transfer all or any portion of its Equity Securities at any time under the following circumstances: (a) Transfers to any Affiliate (including any Affiliate of the Crestview Stockholder’s ultimate parent entity), so long as such Affiliate agrees in writing to be bound by the provisions of this Section 3.4; (b) Transfers pursuant to a merger, tender offer or exchange offer, or other business combination, acquisition of assets or similar transaction or change of control, involving the Company or any of its Subsidiaries; provided, however, that the Board has approved such transaction or proposed transaction and has recommended it to the stockholders of Company (and has not withdrawn such recommendation); or (c) Transfers after the commencement of bankruptcy or insolvency proceedings of the Company and its Subsidiaries.

SECTION 3.5. Additional Stock Transfer Limitations. Without the prior written consent of the Company, no Significant Stockholder shall, and each Significant Stockholder shall use commercially reasonable efforts to cause members of its Restricted Group not to, directly or indirectly, Transfer Equity Securities (other than Excluded Transfers) to any Person who, to the knowledge of such Significant Stockholder, (a) is a Competing Entity, other than with the prior approval of a majority of the disinterested members of the Board or (b) immediately following the consummation of such Transfer would have (together with its Affiliates and any member of a Group that includes such Person) beneficial ownership of ten percent (10%) or more of the outstanding shares of Common Stock. In connection with the consummation of a Transfer by any Significant Stockholder (x) described in clause (ii)(A) of the definition of Excluded Transfers, such transferring Stockholder agrees with the Company to use commercially reasonable efforts to effect as wide a distribution of such Equity Securities as is reasonably practicable, and in connection with the consummation of a Transfer by any Significant Stockholder (y) described in clause (ii)(B) of the definition of Excluded Transfers, the broker-dealer shall be instructed by such Significant Stockholder not to Transfer any Equity Securities to any Person who, to the knowledge of the transferring Significant Stockholder, is a Competing Entity, other than with the prior approval of a majority of the disinterested members of the Board. To the extent the Company releases any other stockholder of the Company from restrictions of the type described in this Section 3.5, the Crestview Stockholder will also be released from the restrictions in this Section 3.5.

SECTION 3.6. Exchange of Securities by the Crestview Stockholder. At any time and from time to time after the Closing, the Crestview Stockholder will be permitted, by delivery of reasonable written notice to the Company and subject to compliance with the Communications Act and FCC Regulations, (a) to exchange all or any portion of the shares of Class A Common Stock held by it (including any shares issued to it upon exercise of the Crestview Class A Warrants) for the same number of shares of Class B Common Stock, (b) to exchange all or any portion of any shares of Class B Common Stock held by it for the same number of shares of Class A Common Stock, and (c) to exchange all or any portion of the shares of Class A Common Stock or any shares of Class B Common Stock held by it into Crestview Class A Warrants, or warrants to purchase shares of Class B Common Stock, to purchase the same number of shares of Class A Common Stock or Class B Common Stock (as the case may be). Any warrants to purchase shares of Class B Common Stock issued to the Crestview Stockholder pursuant to the preceding sentence will have a term of twenty (20) years from the date of issuance. The Company hereby agrees, promptly upon the request of the Crestview Stockholder and, subject to compliance with applicable federal and state securities Laws, the Communications Act and FCC Regulations, to give effect to the foregoing exchange rights of the Crestview Stockholder, subject to receipt by the Company from the Crestview Stockholder of such reasonable assurances as to ownership of the applicable shares and such other documentation (which shall be in customary form) as the Company may reasonably request.

SECTION 3.7. Reservation of Shares. The Company shall at all times reserve and keep available a sufficient number of its authorized but unissued shares of (i) Class A Common Stock for the purpose of issuing shares of Class A Common Stock upon exercise of the Class A Warrants and (ii) Company Straight Preferred for the purpose of issuing shares of Company Straight Preferred as pay-in-kind dividends. If at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to permit the exercise in full of such Class A Warrants, or the number of shares of Company Straight Preferred shall not be sufficient to permit the issuance of pay-in-kind dividends required by the terms of the Company Straight Preferred, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock or Company Straight Preferred, as applicable, to such number of shares as shall be sufficient for such purpose (and the Stockholders shall in their capacity as stockholders vote in favor of or consent to any such increase). The Company covenants that all shares of Class A Common Stock issued and sold upon exercise of the Class A Warrants, and all shares of Company Straight Preferred issued as pay-in-kind dividends, shall be validly issued, fully paid, nonassessable and free and clear of all liens of any kind or nature whatsoever.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Not A “Group”. The Stockholders and the Company acknowledge that the arrangements contemplated by this Agreement are not intended to constitute the formation of a Group. Each Stockholder agrees that, for purposes of determining beneficial ownership of such Stockholder, it shall disclaim any beneficial ownership by virtue of this Agreement of the Company’s securities owned by the other Stockholders (or, in the case of the BofA Stockholders, the other Stockholders other than the BofA Stockholders), and the Company agrees to recognize such disclaimer in its Exchange Act and Securities Act reports.

SECTION 4.2. Termination. This Agreement shall terminate upon the earlier of (a) the fifteenth (15th) anniversary of the date of this Agreement, (b) a Sale of the Company, and (c) the date on which both (i) the rights of each Stockholder pursuant to Section 2.1(b) to nominate individuals for election to the Board, or to designate the Observer pursuant to Section 2.3, have terminated in accordance with the terms of Section 2.1(e) or Section 2.3, respectively, and (ii) no Stockholder that is a party to this Agreement continues to be a Significant Stockholder; provided, however, that, notwithstanding anything in this Section 4.2 to the contrary, the rights and obligations of each Stockholder under this Agreement shall terminate on the date on which such Stockholder no longer beneficially owns any Equity Securities or, in the case of the Macquarie Stockholder, the date on which the Macquarie Stockholder and its Affiliates, collectively, cease to beneficially own at least $45.0 million of Company Straight Preferred (valued at liquidation value, without regard to the actual current market value thereof) or, in the case of the UBS Stockholder, the date on which the UBS Stockholder and its Affiliates cease to beneficially own UBS Warrants and shares of Class A Common Stock in such amounts as to cause the UBS Stockholder and its Affiliates to beneficially own at least 10,368,665 shares of Common Stock.

SECTION 4.3. Confidentiality. Each Stockholder agrees with the Company to, and agrees with the Company to use commercially reasonable efforts to cause its Representatives to, keep confidential and not divulge any Information; provided, however, that nothing herein shall prevent any Stockholder from disclosing such Information (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over such Stockholder or Representative, (c) to the extent required by Law or legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests, (d) to the extent necessary in connection with the exercise of any remedy hereunder, (e) to other Stockholders, (f) to such Stockholder’s Representatives that in the reasonable judgment of such Stockholder need to know such Information, or (g) to any bona fide proposed Transferee in accordance with this Agreement as long as such Transferee agrees to be bound by the provisions of this Section 4.3 as a Stockholder or the disclosing Stockholder agrees to be responsible for any breach of this Section 4.3 by such proposed Transferee; provided, further, that, in the case of clause (a), (b) or (c), such Stockholder shall notify the Company of the proposed disclosure as far in advance of such disclosure as reasonably practicable and, if requested by the Company, use commercially reasonable efforts (but at the sole expense of the Company) to ensure that any Information so disclosed is accorded confidential treatment, when and to the extent available.

SECTION 4.4. Other Activities of Certain Institutional Stockholders. Notwithstanding anything in this Agreement to the contrary, nothing in Article III of this Agreement (or any other agreement entered into in connection with the transactions contemplated by this Agreement) shall restrict the activities of the Macquarie Stockholder, the UBS Stockholder, the BofA Stockholders, the Blackstone Group Stockholders, or their respective Affiliates, in any capacity other than as a Significant Stockholder, to the extent any of the Macquarie Stockholder, the UBS Stockholder, the BofA Stockholders or the Blackstone Group Stockholders is a Significant Stockholder. By way of example, notwithstanding anything in this Agreement to the contrary, this Agreement shall not restrict the advisory or investment banking services offered by the Macquarie Stockholder, the UBS Stockholder, the BofA Stockholders, the Blackstone Group Stockholders, or their respective Affiliates, and shall not restrict the ability of the Macquarie Stockholder, the UBS Stockholder, the BofA Stockholders, the Blackstone Group Stockholders,

or their respective Affiliates, to Transfer, pledge or encumber Equity Securities on behalf of their respective clients, or any Transfer, pledge or encumbrance made by any Affiliate of any of the Blackstone Group Stockholders, the Macquarie Stockholder, the UBS Stockholder or the BofA Stockholders to the extent the business of such Affiliate is to trade for its account or the account of others (e.g., an asset manager or equity fund) (an “Equity Trading Business”); provided, that, to the extent any of the Macquarie Stockholder, the UBS Stockholder, the BofA Stockholders or the Blackstone Group Stockholders is a Significant Stockholder, the Macquarie Stockholder, the UBS Stockholder, the BofA Stockholders or the Blackstone Group Stockholder, or a transferee of any of such Significant Stockholders that is an Affiliate, as applicable, maintains, in accordance with its customary internal and industry practice, an information wall between the Macquarie Stockholder, the UBS Stockholder, the BofA Stockholders or the Blackstone Group Stockholders, as applicable, and its Affiliate engaged in an Equity Trading Business.

SECTION 4.5. Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective without the approval of the Company and Stockholders holding a majority of the outstanding Common Stock (on an as-exercised basis, in the case of Class A Warrants) held by all Stockholders; provided, however, that (i) Agreement may not be amended, modified or waived in any manner adversely affecting the rights or obligations of any Stockholder which does not, by its terms, adversely affect the rights or obligations of all similarly situated Stockholders in a substantially similar manner without the consent of such Stockholder; (ii) no amendment, modification or waiver to Section 2.1 (directly or by amendment of the definitions used therein) shall adversely affect the rights of a Stockholder to designate nominee(s) for election to the Board (and, in the case of the Crestview Stockholder, to have one of its Director nominees appointed as lead director) without the consent of such Stockholder; (iii) no amendment, modification or waiver to any of Article III, Section 4.4 or Section 4.20 (directly or by amendment, modification or waiver of the definitions used therein) shall seek to restrict, or further restrict, the activities of, or impose additional Transfer restrictions with respect to securities of the Company held by, any Stockholder or its Affiliates without the consent of such Stockholder; (iv) none of Section 2.3, Section 3.1(b) or Section 4.20(d) may be amended (directly or by amendment, modification or waiver of the definitions used therein) without the consent of the Macquarie Stockholder; (v) amendment, modification or waiver of this Section 4.5 shall require the consent of each Stockholder; and (vi) any Stockholder may terminate or waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose.

SECTION 4.6. Successors, Assigns and Transferees. Except as expressly set forth herein, this Agreement shall bind and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

SECTION 4.7. Legend.

(a) Restrictive Legend. All certificates representing Equity Securities held by each Significant Stockholder shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCKHOLDERS’

AGREEMENT, DATED AS OF SEPTEMBER 16, 2011, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER.”

(b) Securities Act Legend. All certificates representing the Equity Securities or shares of Company Straight Preferred held by each Stockholder shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(c) Upon request of any Stockholder and receipt by the Company of an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the legend in clause (b) is no longer required under the Securities Act and applicable state securities Laws, the Company shall promptly cause such legend to be removed from any certificate for any securities to be Transferred in accordance with the terms of this Agreement; provided, however, that an opinion of counsel shall not be required for a Transfer by any Stockholder that is (i) a partnership Transferring all of the assets owned by it to its partners or former partners, pro rata in accordance with their respective partnership interests, (ii) a corporation Transferring to a wholly-owned Subsidiary or a parent corporation that owns all of the capital stock of such Stockholder, (iii) a limited liability company Transferring all of the assets owned by it to its members or former members, pro rata in accordance with their respective interests in the limited liability company, (iv) an individual Transferring to such Stockholder’s family member or trust for the benefit of such Stockholder, or (v) Transferring its securities to any Affiliate of such Stockholder, in the case of an institutional Stockholder, or other Person under common management with such Stockholder; provided, further, that the Transferee in each case agrees to be subject to the restrictions in this section. The legend set forth in Section 4.7(a) shall be automatically removed upon the expiration of the Transfer restrictions set forth in this Agreement or upon any Excluded Transfer (other than any Excluded Transfer pursuant to clause (i) of the definition thereof).

SECTION 4.8. Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or when received in the form of a facsimile or other electronic transmission (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

if to the Company, to:

Cumulus Media Inc.

3280 Peachtree Road, N.W.

Suite 2300

Atlanta, Georgia 30305

Attention: Richard S. Denning, Esq.

Fax: (404) 949-0740

with a copy (which shall not constitute notice) to:

Jones Day

1420 Peachtree Street, N.E.

Suite 800

Atlanta, Georgia 30309-3053

Attention: John E. Zamer, Esq.

Fax: (404) 581-8330

if to any other Stockholder, to the address of such other Stockholder as shown in Schedule A attached to this Agreement.

SECTION 4.9. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

SECTION 4.10. Entire Agreement; Third Party Beneficiaries. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that they may have related to the subject matter hereof in any way. This Agreement is not intended to confer in or on behalf of any Person not a party to this Agreement any rights, benefits, causes of action or remedies with respect to the subject matter or any provision thereof.

SECTION 4.11. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by Law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 4.12. Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware, without giving effect to conflicts of law rules that would require or permit the application of the Laws of another jurisdiction.

SECTION 4.13. Specific Performance; Jurisdiction.

(a) The parties agree that irreparable damage would occur for which money damages would not suffice in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that the parties would not have any adequate remedy at law. It is accordingly agreed that any non-breaching party shall be entitled to an injunction, temporary restraining order or other equitable relief exclusively in the Delaware Court of Chancery enjoining any such breach and enforcing specifically the terms and provisions hereof, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware or another court sitting in the state of Delaware. Each party agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to post a bond or undertaking in connection with such order or injunction sought in accordance with the terms of this Section 4.13(a). The provisions of this Section 4.13(a) are in addition to any other remedy to which any party is entitled at law, in equity or otherwise.

(b) Each of the parties hereto irrevocably agrees that any legal action or proceeding in connection with or with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware or another court sitting in the state of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action in connection with or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding in connection with or with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 4.13, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action in connection with or relating to this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party or by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 4.8. Nothing in this Section 4.13 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

SECTION 4.14. Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies and acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (ii) acknowledges that it understands and has considered the implications of this waiver and makes this waiver voluntarily, and that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 4.14.

SECTION 4.15. Termination of Existing Stockholder Agreements. Each of the Company and each Stockholder that is a party to any of the Existing Stockholder Agreements hereby consent to, and agree, that each of the Existing Stockholder Agreements shall be, and hereby is, terminated effective as of the date of this Agreement.

SECTION 4.16. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 4.17. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

SECTION 4.18. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument. Signatures provided by facsimile or electronic transmission in “pdf” or equivalent format will be deemed to be original signatures.

SECTION 4.19. Certain Indemnification Matters. The Company hereby acknowledges that an Indemnitee (as defined in the Charter) who is an officer, director, partner, member, manager, employee, managing director or Affiliate of, or a Director nominee pursuant to Section 2.1 of, a Stockholder (each such Indemnitee, a “Specified Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance pursuant to charter documents, constitutive agreements or other agreements with such Stockholder or Affiliates of such Stockholder or other Person (other than the Company and its Affiliates) of which such Specified Indemnitee is an officer, director, partner, member, manager, employee, managing director or Affiliate (collectively, the “Secondary Indemnitors”). In furtherance of the foregoing, the Company hereby covenants and agrees as follows:

(a) The Company shall be the indemnitor of first resort for any claims or proceedings (collectively, “Covered Claims”) for which any Specified Indemnitee is entitled, under the Charter or otherwise, to indemnification by the Company (i.e., the Company’s obligations to each such Specified Indemnitee with respect to any Covered Claim are primary and any obligations of any Secondary Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any such Specified Indemnitee with respect Covered Claims are secondary).

(b) Subject to paragraph (b) of Article XI of the Charter, the Company shall pay the expenses (including attorneys’ fees and expenses) incurred by any Specified Indemnitee in defending any Covered Claim in advance of such Covered Claim’s final disposition, without regard to any rights any such Specified Indemnitee may have against any Secondary Indemnitor.

(c) The Company hereby irrevocably waives, relinquishes and releases each Secondary Indemnitor from any and all claims against such Secondary Indemnitor for contribution, subrogation or any other recovery of any kind in respect of any Covered Claim.

The Company further agrees that no advancement or payment by any Secondary Indemnitor on behalf of any such Specified Indemnitee with respect to any Covered Claim for which any such Specified Indemnitee has sought indemnification from the Company shall affect the foregoing and any such Secondary Indemnitor shall have a right of contribution and/or subrogation to the extent of such advancement or payment to all of the rights of recovery of such Specified Indemnitee against the Company. Any amendment, repeal or modification of this Section 4.19 shall not adversely affect any right or protection of a Specified Indemnitee or Secondary Indemnitor existing prior to such repeal or modification.

SECTION 4.20. Certain Corporate Matters.

(a) The parties hereby acknowledge and agree that (i) any Director who is also an officer, director, partner, member, manager, employee, managing director or Affiliate of, or a director nominee pursuant to Section 2.1 of, any of the BofA Stockholders, the Blackstone Group Stockholders or the Crestview Stockholder (any such Director, an “Institutional Director” and such Stockholders, together with the UBS Stockholder, collectively, the “Institutional Stockholders”) and (ii) each Institutional Stockholder and its Affiliates, may, and shall have no duty not to, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, manager, member or stockholder of any corporation or limited liability company, or as an agent of or participant in any syndicate, pool, trust or association, (A) carry on and conduct, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company, (B) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates, and (C) make investments in any kind of property or business in which the Company may make investments.

(b) The parties acknowledge and agree that, if any Institutional Director acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (i) such Institutional Director or an Institutional Stockholder or its Affiliates, on the one hand, and the Company, on the other hand, then, unless such opportunity is offered to such Institutional Director solely in such individual’s capacity as a Director, such Institutional Director shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company. To the fullest extent permitted by Section 122(17) of the General Corporation Law of the State of Delaware, the Company hereby renounces any interest or expectancy of the Company in any such corporate opportunity and waives any claim against any Institutional Director, and shall indemnify each Institutional Director against any claim, that such Institutional Director is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Institutional Director (A) pursues or acquires any corporate opportunity for his own account or the account of any Institutional Stockholder, Affiliate, or other Person with which such Institutional Director is associated or employed, (B) directs, recommends, sells, assigns, or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to the Company; provided, however, in each case, that any corporate opportunity that is offered to any Institutional Director solely in such individual’s capacity as a Director shall belong to the Corporation. Each Stockholder (for itself and on behalf of the Company) hereby acknowledges and consents to the foregoing.

(c) The Company and each Stockholder who is entitled, pursuant to Section 2.1(b), to designate a nominee for election to the Board shall, as promptly as reasonably practicable following the date hereof, take all actions necessary or appropriate to cause the Board to adopt and approve the provisions of this Section 4.20.

(d) Nothing herein creates a fiduciary duty of the Observer to the Company, and the Company acknowledges that the Observer does not owe fiduciary duties to the Company under applicable Law.

SECTION 4.21. Blackstone Group Stockholders. Blackstone hereby covenants and agrees with the Company to, cause each other Blackstone Group Stockholder to comply with the provisions of this Agreement as though such other Blackstone Group Stockholder were a Stockholder party to this Agreement, including voting and executing written consents in respect of, and causing to be counted as present at stockholder meetings of the Company for purposes of obtaining a quorum, the shares of Common Stock owned by each other Blackstone Group Stockholder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.1. Representations and Warranties of the Company. The Company represents and warrants to each Stockholder as follows:

(a) the Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; and

(b) the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby will not violate, conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of the Charter or Bylaws.

SECTION 5.2. Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly, represents and warrants, solely with respect to itself, to each other Stockholder and to the Company as follows:

(a) such Stockholder has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; and

(b) the execution and delivery of this Agreement by such Stockholder, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby will not violate, conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of its charter, bylaws or other similar organizational documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Stockholders’ Agreement to be executed effective as of the date set forth in the first paragraph hereof.

CUMULUS MEDIA INC.

By:	/s/ Lewis W. Dickey, Jr.
Name: Lewis W. Dickey, Jr.
Title: Chairman, President and Chief Executive Officer

Stockholders’ Agreement

CRESTVIEW RADIO INVESTORS, LLC

By:	Crestview Partners II, L.P., its managing member

By:	Crestview Partners II GP, L.P., its general partner

By:	Crestview, L.L.C., its general partner

By:	/s/ Thomas S. Murphy, Jr.
Name: Thomas S. Murphy, Jr.
Title: Managing Director

Stockholders’ Agreement

MIHI LLC

By:	/s/ Tobias Bachteler
Name: Tobias Bachteler
Title: Authorized Signatory

By:	/s/ Andrew Underwood
Name: Andrew Underwood
Title: Authorized Signatory

Stockholders’ Agreement

UBS SECURITIES LLC

By:	/s/ Craig Klien
Name: Craig Klien
Title: UBS Securities LLC Executive Director

By:	/s/ Marybeth Ross
Name: Marybeth Ross
Title: Executive Director

Stockholders’ Agreement

BLACKSTONE FC COMMUNICATIONS PARTNERS L.P.

By:	BCMA FCC L.L.C., its general partner

By:	/s/ Stephen A. Schwarzman
	Name:	Stephen A. Schwarzman
	Title:	Founding Member

Stockholders’ Agreement

DICKEY GROUP STOCKHOLDERS:

/s/ Lewis W. Dickey, Jr.
Lewis W. Dickey, Jr.

/s/ John W. Dickey
John W. Dickey

/s/ David W. Dickey
David W. Dickey

/s/ Michael W. Dickey
Michael W. Dickey

/s/ Lewis W. Dickey, Sr.
Lewis W. Dickey, Sr.

DBBC, L.L.C.

By:	/s/ Lewis W. Dickey, Jr.
Name: Lewis W. Dickey, Jr.
Title: Manager

Stockholders’ Agreement

BOFA STOCKHOLDERS:

BA CAPITAL COMPANY, L.P.

By:	RE SBIC Management, LLC, its general partner

By:	RE Equity Management, L.P., its sole member

By:	RE Equity Management GP, LLC, its general partner

By:	/s/ Robert H. Sheridan III
Name: Robert H. Sheridan III
Title: Member and Authorized Signatory

BANC OF AMERICA CAPITAL INVESTORS SBIC, L.P.

By:	Ridgemont Capital Management SBIC, LLC, its general partner

By:	Ridgemont Capital Management, L.P., its sole member

By:	REP I GP, LLC, its general partner

By:	/s/ Robert H. Sheridan III
Name: Robert H. Sheridan III
Title: Member and Authorized Signatory

Stockholders’ Agreement